Exhibit 99.1
Arcadia Resources Announces Sale of Non-Strategic Businesses
•	Home Health Equipment business sold in two separate transactions

•	Industrial staffing business sold

•	Results in debt reduction, additional working capital to fund DailyMed ™ growth
INDIANAPOLIS, INDIANA, May 19, 2009 – Arcadia Resources, Inc. (NYSE Amex: KAD), a leading provider of home care, medical staffing, and pharmacy services under the Arcadia HealthCareSM brand, today announced the sale of two non-strategic businesses. Arcadia sold its Home Health Equipment (HHE) business and industrial staffing business in three separate transactions, and is now focused on two divisions: Arcadia Home Care/Medical Staffing and DailyMed pharmacy services. The HHE transactions have been closed, and a definitive agreement has been signed for the sale of the industrial staffing business, which will close on May 29, 2009.
Arcadia said total cash proceeds from the HHE and industrial staffing sales are expected to be approximately $11.2 million, including approximately $2.0 million in retained accounts receivable. Of this total, $1.5 million will be paid to the Company over the next 12 months. The Company can receive an additional $1.6 million based upon the future performance of the industrial staffing business.
The Company said it expects to generate $8.8 million in cash net of certain obligations and will use $5.9 million to reduce its debt by approximately 15 percent. Arcadia said it will use the remaining $3.3 million from the sales, along with $3 million in new debt raised in March 2009, to support its rapidly growing DailyMed business.
“We set this strategic plan in motion last year to exit these non-core segments, and we now have a more streamlined business model and additional resources to invest in our high-growth DailyMed product and our core Arcadia Home Care/Medical Staffing division,” said Arcadia’s CEO Marvin Richardson. “The recent government reimbursement changes in Home Health Equipment, combined with the underperformance of industrial staffing due to deteriorating conditions of U.S. manufacturers, created further operational challenges for us within these non-core segments. By divesting these assets and focusing our attention on our higher growth and higher profit-potential areas, we expect to build value more quickly for our company and our shareholders.”
Arcadia also announced it expects to report the results of the sold HHE and industrial staffing businesses as discontinued operations in its fourth quarter and year-end results.
“In March 2009, we extended the majority of our debt to 2012 and raised an additional $3 million,” said Richardson. “It’s a significant accomplishment to be able to restructure and reduce debt, raise additional working capital and divest of non-core assets – all during difficult industry and macro-economic conditions – and reflects the strength of our team and our enthusiasm for the potential of our continuing operations. We remain committed to our vision of ‘Keeping People at Home and Healthier Longer,’ and believe we’re well positioned for growth.”
About Arcadia HealthCare
Arcadia HealthCare is a service mark of Arcadia Resources, Inc. (NYSE Amex: KAD), and is a leading provider of home care, medical staffing and pharmacy services under its proprietary DailyMed program.
DailyMed ™ Pharmacy dispenses a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time the medications should be taken over a 30-day supply. In the dispensing process, a DailyMed pharmacist reviews each patient’s medication profile and utilizes state-of-the-art medication therapy management tools in order to improve the safety and efficacy of the medications being dispensed. A DailyMed pharmacist provides routine communication with the patient, the primary care physician, caregivers and payors in order to maximize the pharmaceutical care administered. The DailyMed program improves patient care and drug utilization while reducing drug and hospitalization costs for private and government payors.

The Company, headquartered in Indianapolis, Indiana, has 72 locations in 21 states and currently services over 50,000 homes annually through its 5,000 full and part-time associates. Arcadia HealthCare’s comprehensive solutions and business strategies support the Company’s overall vision of “Keeping People at Home and Healthier Longer.”
Forward Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are: (i) we cannot be certain or our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) we may be required to make significant business investments that do not produce offsetting increases in revenue; (iii) we may be unable to execute and implement our growth strategy; (iv) we may be unable to achieve our targeted performance goals for our business segments; and (v) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
Contact:
Matthew Middendorf
Chief Financial Officer
mmiddendor@arcadiahealthcare.com
317-569-8234 x106